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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-68808,333-57984,333-79821,333-70549, 333-37873,333-17263,
33-57364,333-4522,33-70852,33-78822,33-98742,333-43971, and 333-119956 on Form
S-8 of our reports dated May 15, 2006, relating to the financial statements of Compuware Corporation and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Compuware Corporation for the year ended March 31, 2006.

DELOITTE & TOUCHE LLP

June 13, 2006
Detroit, Michigan